Filed Pursuant to Rule 424(b)(3)

File Number 333-172865

Prospectus Supplement No. 12

(To prospectus dated June 10, 2011)

Augme Technologies, Inc.

3,462,215 Shares of Common Stock

$0.0001 par value

This Prospectus Supplement No. 12 supplements and amends the prospectus dated June 10, 2011 (the “Final Prospectus”).  This Prospectus Supplement No. 12 should be read in conjunction with the Final Prospectus and may not be utilized without the Final Prospectus.

Attached hereto is a Form 10-Q/A amending the Form 10-Q for the period ended August 31, 2011 which Augme Technologies, Inc. filed with the Securities and Exchange Commission on October 11, 2011.  The purpose of the Form 10-Q/A is to add exhibit number 101.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE FINAL PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 12 is November 9, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

AMENDMENT NO. 1

(Mark One)

☒      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended August 31, 2011

OR

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 333-57818

AUGME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-0122076 (I.R.S. Employer Identification No.)

43 WEST 24th STREET, 11th FLOOR

NEW YORK, NY 10010

(Address of principal executive offices)

(Zip Code)

(855) 423-5433

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period than the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer,” and “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of October 11, 2011 the issuer has 83,792,688 shares of common stock, par value $.0001, issued and outstanding.

AUGME TECHNOLOGIES, INC.

Explanatory Note

The purpose of the Amendment No. 1 on Form 10–Q/A to the Augme Technology, Inc. Quarterly Report on Form 10–Q for the quarter ended August 31, 2011, filed with the Securities and Exchange Commission on October 11, 2011 (the “Form 10–Q”), is solely to furnish Exhibit 101 to the Form 10–Q in accordance with Rule 405 of Regulation S–T.

No other changes have been made to the Form 10–Q.  This Amendment No. 1 speaks as of the original filing date of the Form 10–Q, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the original Form 10–Q.

Pursuant to Rule 406T of Regulation S–T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Act of 1934, as amended, and otherwise are not subject to liability under those sections.

ITEM 6. EXHIBITS

Exhibit Number	Document

3.1	Certificate of Incorporation, as amended (Filed on July 9, 2010 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 and incorporated herein by reference)

3.1.1	Certificate of amendment to Certificate of incorporation (Filed on July 1, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

3.2	Bylaws, as amended (Filed on April 28, 2006 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.)

10.1

Asset Purchase Agreement dated July 22, 2011 between Augme Technologies, Inc. and JagTag, Inc. (Filed on July 20, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

10.2

Employment Agreement dated July 22, 2011 between Augme Technologies, Inc. and Edward Jordan (Filed on July 26, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

10.3

Amended and Restated Asset Purchase Agreement dated August 25, 2011 between Augme Technologies, Inc. and Hipcricket, Inc. (Filed on August 25, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

10.4

Employment Agreement effective August 25, 2011 between Augme Technologies, Inc. and Ivan Braiker (Filed on August 25, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

10.5

Employment Agreement effective August 25, 2011 between Augme Technologies, Inc. and Eric Harber (Filed on August 25, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

10.6	Unsecured Promissory Note dated August 25, 2011 in favor of Hipcricket, Inc. (Filed on August 25, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

31.1	Rule 13a-14(a) / 15d-14(a) Certification of Chief Executive Officer (Previously filed)

31.2	Rule 13a-14(a) / 15d-14(a) Certification of Chief Financial Officer (Previously filed)

32.1	Section 1350 Certification of Chief Executive Officer and Chief Financial Officer (Previously filed)

101

The following financial statements from the Augme Technologies, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011, filed on October 11, 2011, formatted in Extensive Business Reporting Language (XBRL): (i) consolidated statements of operations, (ii) consolidated statements of cash flows, (iii) consolidated balance sheet, (iv) consolidated statement of changes in stockholders’ equity, and (v) the notes to the consolidated financial statements.**

** Furnished and not filed herewith

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUGME TECHNOLOGIES, INC.
(Registrant)
Date: November 9, 2011	By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer